Exhibit 4.4

THIS CONVERTIBLE NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON REDEMPTION AND CONVERSION SET FORTH IN THIS AGREEMENT BETWEEN SEARCHHELP, INC. AND THE ORIGINAL HOLDER HEREOF.

SEARCHHELP, INC.
10% CONVERTIBLE NOTE DUE SEPTEMBER 25, 2008

Note # XXXXX	State of New York

$XXXXX	XXXXX

THIS NOTE is one of a series of duly authorized issued Notes of SEARCHHELP, INC., a Delaware corporation having an office located at 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 (the “Company”), designated as its 10% Convertible Notes, due XXXXX (the “Notes”), in an aggregate principal amount of  $XXXXX.

FOR VALUE RECEIVED, the Company promises to pay to the order of XXXXX, or registered assigns (the “Holder”), the amount of XXXXX ($25,000.00), on or before XXXXXX (the “Maturity Date”), and to pay interest to the Holder on the principal sum at the rate of 10% per annum, payable monthly (each an “Interest Payment Date”), commencing XXXXX.  Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed.  Interest shall be payable, in the Company’s sole discretion, in cash or additional shares of Common Stock.  In the event that the Company elects to pay interest with shares of its Common Stock, the Company shall issue the holder of the Note such number of shares of Common Stock as calculated by dividing the dollar amount of the interest payment by the Market Price of the shares of Common Stock.  For purposes hereof, “Market Price” shall mean the average volume weighted average price per share of the Common Stock of the Company, as traded on the applicable market therefore, for the ten (10) trading days immediately preceding the day that shall precede the due date of the interest payment by three business days. All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 12% per annum and accrue daily from the date such interest is due hereunder through and including the date of payment.

Should any amount payable under this Note become due and payable on other than a business day, the Maturity Date or any Interest Payment Date shall be extended to the next succeeding business day.  For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday or legal holiday in the State of New York.

1.           Exchange and Transfer.

(a)           The Holder may, at its option, in person or by duly authorized attorney, surrender this Note for exchange, at the principal business office of the Company, and receive in exchange therefor, a new note in the same amount as the unpaid amount of this Note, each such new Note to be dated as of the date of this Note and to be in such amount as remains unpaid and payable to such person or persons, or order, as the Holder may designate in writing.

(b)           Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section shall be dated as of the date of this Note.

(c)           No service charge will be made for such registration of transfer or exchange.

2.           Prepayment.

This Note may be prepaid by the Company in whole or in part at anytime, by providing at least thirty (30) days prior written notice to the Holder.  The Holders shall have the right to tender, and the Company shall honor any notices of conversion (as set forth in Section 4), without restriction, delivered prior to the expiration of ten (10) days after receipt by the Holders of the prepayment notice.  Any such prepayment by the Company shall be in cash, shall include any accrued and unpaid interest thereon, and shall be free of any claim of subordination.

3.           Conversion.

(a)           All outstanding principal and accrued interest on this Note is convertible, at the option of the Holder, at any time after XXXXXXX, into fully paid and non-assessable shares of Common Stock at the conversion rate (the “Conversion Rate”) of $.40 per share (the "Conversion Shares").

(b)           Any such conversion shall be in the minimum amount of $10,000 and integral multiples of $10,000; provided, however, the final conversion may be for all of the remaining principal and accrued interest.  Any partial conversion of this Note shall be deemed a conversion of the principal sum hereof until the entire principal amount is converted.  Thereafter, any conversion shall be of accrued interest.  If the Company is the issuer of securities to be sold by it under an effective registration statement pursuant to the Securities Act of 1933, as amended, the Company will provide no less than ten (10) days prior notice to the Holder and all conversion rights hereunder will terminate upon the closing of the sale by the Company of the securities covered by said registration statement unless the Holder shall have converted this Note before said date.  In the event the Common Stock is split, subdivided or combined, the conversion rate thereafter in effect shall be appropriately adjusted by the Company to provide the Holder with the number of Conversion Shares upon conversion such Holder would have received on such split, subdivision or combination if it had converted this Note immediately prior thereto.  In the event the Common Stock is reclassified or the Company merges or combines with another entity in a transaction in which the holders of Common Stock receive securities or other consideration in respect of such Common Stock, the Holder shall be entitled after such event to convert this Note into the kind and type of securities it would have received had the Holder converted this Note immediately prior to such event.

(c)           Piggyback Registration.  The Company shall be obligated to register the Conversion Shares in accordance with the Securities Act if the Company proposes, at any time after 150 days of the issuance date of this Note, to register any equity securities under the Securities Act, with the exception of any such registration in connection with an employee benefit plan, a business combination, an exchange offer, a dividend reinvestment plan, a merger or acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or other comparable form, subject to the consent of the underwriter if the potential registration relates to an offering being underwritten by such underwriter.  On each such occasion the Company will give written notice, no less than fifteen (15) business days prior to the anticipated filing date, of its intention to do so.  However, the Company may, at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of the Holder, abandon the proposed registration.  Written notice shall be deemed to have been duly given as follows: (i) if delivered in person or by messenger or an overnight courier service against receipt, notice shall be deemed to be given on the date of receipt; (ii) if sent by certified or registered mail, postage paid, return receipt requested, five business days after such notice is sent, or; (iii) if sent by telegram, facsimile, telex or similar means, provided that a copy thereof is sent on the same day by postage paid first-class mail, the business day next following the date such notice is sent.

4.           Event of Default.

In case the Company fails to pay back any outstanding amount of this Note for any reason whatsoever, the Holder may, by written notice to the Company, declare the full principal amount of this Note (and, at such Holder's option, all other Notes then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration, to be, whereupon the same shall become, immediately due and payable in cash.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. An Event of Default shall occur upon:

(a)           Any default in the payment of the principal of, interest on or liquidated damages in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on the applicable interest payment date, the Conversion Date, the Maturity Date, by acceleration or otherwise).

(b)           The Company commencing a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commencing any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

(c)           The Company’s default in any of its obligations or if an event shall occur, or shall fail to occur, which gives (or would give after the passage of time or giving of notice or both) the payee of any such obligation the right to accelerate the payment thereof under any mortgage, credit agreement or other facility, indenture agreement, promissory note or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding two hundred and fifty thousand dollars ($250,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

5.           Representations and Warranties of the Holder.

(a)           The Holder is acquiring this Note for the Holder’s own account, as principal, for investment purposes only, and not with any intention to resell, distribute or otherwise dispose of or fractionalize this Note, in whole or in part.

(b)           The Holder has not received any offering literature or prospectus, other than such information that is available publicly, and no representations or warranties have been made to the Holder by the Company or their employees or agents, other than the representations set forth herein.

(c)           The Holder has had an unrestricted opportunity to: (i) obtain additional information concerning the offering of this Note, the terms, conditions and restriction imposed upon this Note, the Company and any other matters relating directly or indirectly to the Holder's purchase of this Note; and (ii) ask questions of, and receive answers from the Company and to obtain such additional information as may have been necessary to investigate the Company and make an investment therein.

(d)           The Holder has sufficient knowledge and experience in evaluating and investing in securities of companies similar in nature and stage of development as the Company and acknowledges that it is able to fend for itself, bear the economic risk of its investment in the Company for an indefinite period of time, has no need for liquidity in such investment, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.  The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.  The Holder understands that an investment in and/or loan to the Company is speculative and that the Holder may ultimately lose the entire amount of its investment in and/or loan to the Company.

(e)           The Holder is not relying on the Company and/or the Company’s legal and financial advisers with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of this Note.  The Holder has relied solely upon the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of this Note, the Holder's own legal counsel, business and/or investment adviser, accountant and tax adviser.

(f)           The Holder understands that this Note cannot be sold or transferred, except in compliance with Rule 144 of the United States Securities and Exchange Commission.  In addition, the Holder understands that this Note has not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any applicable state securities or blue sky laws or the laws of any other jurisdiction, and cannot be resold unless registered or unless an exemption from registration is available.  The Holder understands that there is no plan to register this Note under any law.

(g)           The Holder is aware that there is currently no market for this Note. The Holder recognizes that an investment in the Company involves substantial risks, including loss of the entire amount of such investment, and the Holder has taken full cognizance of and understands all of the risks related to the purchase of this Note and is willing and able to and can afford to bear the economic risks of an investment in the Company for an indefinite period of time.

(h)           The Holder has adequate means of providing for the Holder's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

(i)           The Holder is an “accredited investor” as that term is defined in Rule 506 of Regulation D under the 1933 Act inasmuch as the Holder meets the requirements under Rule 506.  All information that Holder has provided concerning the Holder, the Holder's financial position and knowledge of financial and business matters is true, correct and complete.

(j)           The Holder maintains its domicile at the residence address shown on first page and the Holder is a United States resident.

(k)           Holder has not dealt with a broker in connection with the purchase of this Note and agrees to indemnify and hold the Company and its officers harmless from any claims for brokerage or fees in connection with the transactions contemplated herein.

6.           Covenants of the Company.

(a)           The Company covenants that it will at all times reserve and keep available such number of authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Notes and payment of interest on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders.

(b)           The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.  The Company may only voluntarily prepay the outstanding principal amount on the Notes in accordance with Section 2 hereof.

7.           Miscellaneous.

(a)           Limited Rights of Holders.  This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Conversion Shares in accordance with the terms hereof.

(b)           Amendments and Waivers.  No provision of this Note may be amended without the express written consent of both the Company and the Holder. No delay by the Company in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

(c)           Governing Law; Jurisdiction.  This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York (without giving effect to principles of conflicts of laws of the State of New York or any other state), and any dispute shall be resolved in the state or federal courts located in Nassau County, New York.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts, including facsimile signatures, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SEARCHHELP, INC.

By:
	Name:	William Bozsnyak
	Title:	Chief Executive Officer

Acknowledged & Agreed:

Name: